EXHIBIT 99.1

             Please Mark, Sign, Date and Return This Proxy Promptly
                      In The Enclosed Postage Paid Envelope

                                      Proxy

           This Proxy is Solicited on Behalf of The Board Of Directors
                         of Bailey Financial Corporation


         The undersigned shareholder of Bailey Financial Corporation hereby appoints ___________________________ and __________________________, or either of them, as proxies with full power of substitution and authorizes them to vote and act for the undersigned as designated below, with respect to all the shares of common stock, par value $.01 per share, of Bailey held of record by the undersigned on February __, 1999, at the Special Meeting of Shareholders of
Bailey to be held on _________ __, 1999, and at any adjournments or postponements of that meeting and, at their discretion, the proxies are authorized to vote on such other business as may properly come before the Bailey special meeting.

         The shares represented by this proxy will be voted as directed on this proxy card by the undersigned shareholder. If no direction is specified when the duly executed proxy is returned, such shares will be voted in accordance with the recommendations of the board of directors of Bailey, or, if a matter is properly brought before the Bailey special meeting as to which the board of directors has made no recommendation, the proxies will vote the shares in their discretion.

         The Board of Directors of Bailey recommends that you vote FOR approval of the Agreement and Plan of Merger by and between Anchor and Bailey, dated September 24, 1998.

1. Proposal to approve the Agreement and Plan of Merger, dated September 24, 1998, by and between Anchor and Bailey pursuant to which Bailey will merge with and into Anchor and each share of Bailey's common stock (except for dissenting shares and cash that will be paid instead of fractional shares) will be converted into 16.32 shares of Anchor common stock, and such other terms and conditions as are set forth in the agreement.

         [    ]  FOR                [    ]  AGAINST           [    ]  ABSTAIN

2. To transact such other business as may properly come before the Bailey special meeting or any adjournment or adjournments of that meeting.

Please date and sign this proxy exactly as the name appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign the full corporate name by president or other authorized officer. If a partnership, please sign a partnership name by authorized person.

Date: _______________________



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                                                     Signature of Shareholder

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                                                     Print Name of Shareholder